Exhibit 99.2

Contact:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. TO PRESENT AT
27TH ANNUAL JP MORGAN HEALTHCARE CONFERENCE
NEW YORK, N.Y., December 22, 2008 – HMS Holdings Corp. (NASDAQ: HMSY) today announced that it will present at the 27th Annual JP Morgan Healthcare Conference, which will be held January 12-15, 2009 at the Westin St. Francis in San Francisco.
The Company will present on Tuesday, January 13th at 2:00 p.m. Pacific Time.
A live broadcast of the Company’s presentation can be accessed through our website at http://www.hmsholdings.com/news/presentations.asp. The presentation will also be available “on demand” approximately 24 hours after the live presentation and will be available for 30 days.
HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, 80 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.
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